Exhibit 16

CONSENT OF KEN KUCHLING

I hereby consent to the use of my name in connection with the following reports and documents, which are being filed as exhibits to and incorporated by reference into the annual report on Form 40-F of NovaGold Resources Inc. (the “Company”) being filed with the United States Securities and Exchange Commission and any document in which the annual report or Form 40-F may be incorporated by reference into and filed with the United States Securities and Exchange Commission:

  The technical report dated August 13, 2003, as amended September 22, 2003, titled “Preliminary Economic Study, Rock Creek Project, Nome, Alaska” prepared by Norwest Corporation (the “Amended Report”), and the qualifying certificate I executed in connection with the Amended Report dated September 22, 2003; and

  The annual information form of the Company dated March 31, 2004 for the fiscal year ended November 30, 2003, which references the amended Report.

Dated at Calgary, Alberta, this 24th day of May, 2004.

/s/ Ken Kuchling
Ken Kuchling